NEWS RELEASE

For further information contact:

Kerry J. Chauvin                                     Joseph "Duke" Gallagher
Chief Executive Officer                              Chief Financial Officer
(504) 872-2100                                       (504) 872-2100
FOR IMMEDIATE RELEASE
FRIDAY, NOVEMBER 7, 1997



			GULF ISLAND FABRICATION, INC.
	    ANNOUNCES SECONDARY OFFERING BY MAJOR SHAREHOLDERS



	Houma, LA - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) today announced that it has filed a registration statement with the Securities and Exchange Commission for a proposed offering of 2,000,000 shares of its Common Stock, along with an additional 300,000 shares to cover over-allotments. All such shares are to be sold by the Company's principal shareholders, Alden J. Laborde (age 81), and Huey J. Wilson (age 69), for asset diversification and estate planning purposes. If the offering is completed, Messrs. Laborde and Wilson will retain approximately 35% in combined ownership. The common shares outstanding will remain at 11,600,000 shares.

	The shares will be sold through an underwriting group managed by Morgan Keegan & Company, Inc., Raymond James & Associates, Inc. and Johnson Rice & Company L.L.C.

	A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

	Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms and other specialized structures used in the development and production of offshore oil and gas reserves. The Company's services also include offshore interconnect pipe hook-up, inshore marine construction, and steel warehousing and sales.




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